Exhibit 21


                           SUBSIDIARIES OF THE COMPANY


Subsidiary                                      Jurisdiction of Incorporation
-----------                                     -----------------------------

Standard Microsystems Corporation (Asia)        State of Delaware
Standard Microsystems GmbH                      Munich, Germany
SMSC North America, Inc.                        State of Delaware
SMSC Massachusetts, Inc.                        State of Delaware
SMSC International Ltd.                         Barbados
Toyo Microsystems Corporation*                  Japan


* SMSC owns 80% of the outstanding common stock.